Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports First Quarter 2015 Results

Singapore – January 28, 2015 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its first fiscal quarter ended December 27, 2014.

Quarterly Results
	Fiscal Q1 2015	Change vs. Fiscal Q1 2014	Change vs. Fiscal Q4 2014
Net Revenue	$107.4 million	up 35.8%	down 44.8%
Gross Profit	$54.7 million	up 42.7%	down 40.7%
Gross Margin	50.9%	up 240 bps	up 350 bps
Income from Operations	$9.7 million	up 540.5%	down 74.1%
Operating Margin	9.0%	up 1,180 bps	down 1,030 bps
Net Income	$7.8 million	up 500.7%	down 73.2%
Net Margin	7.3%	up 980 bps	down 770 bps
EPS – Diluted	$0.10	up 433.3%	down 73.7%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “We were pleased to exceed our own expectations in the December quarter. Ongoing technology shifts enabling copper and QFN (Quad Flat No-lead) capability, as well as our broad exposure to macro industry trends such as the internet-of-things add further support to our core business and allowed us to surpass the high-end of guidance."

First Quarter Fiscal 2015 Key Product Trends

•	Ball bonder equipment net revenue decreased 54.9% over the September quarter.

•	72.1% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue decreased by 9.6% over the September quarter.

First Quarter Fiscal 2015 Financial Highlights

•	Net revenue of $107.4 million.

•	Gross margin of 50.9%.

•	Net income of $7.8 million or $0.10 per share.

•	Cash, cash equivalents and short-term investments were $633.4 million as of December 27, 2014.

Second Quarter Fiscal 2015 Outlook

The Company currently expects net revenue in the second fiscal quarter of 2015, ending March 28, 2015, to be in the range of approximately $125 million to $145 million.

Looking forward, Bruno Guilmart commented, "We continue to aggressively execute on our multi-faceted corporate strategy. Collectively, our solid and entrenched core market positions, organic development efforts in advanced packaging, active repurchase program execution and served market expansion through the recent Assembléon acquisition all demonstrate our ability to create and deliver meaningful value."

Earnings Conference Call Details

A conference call to discuss these results will be held today, January 28, 2015, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through February 4, 2015 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13597979. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2014 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 27, 2014	December 28, 2013
Net revenue:
Equipment	$90,956	$63,145
Expendable Tools	16,482	15,968
Total net revenue	107,438	79,113

Cost of sales:
Equipment	46,099	34,473
Expendable Tools	6,605	6,275
Total cost of sales	52,704	40,748

Gross profit:
Equipment	44,857	28,672
Expendable Tools	9,877	9,693
Total gross profit	54,734	38,365

Operating expenses:
Selling, general and administrative	24,098	21,776
Research and development	19,581	17,471
Amortization of intangible assets	1,329	1,329
Restructuring	—	(3)
Total operating expenses	45,008	40,573

Income / (loss) from operations:
Equipment	5,446	(6,880)
Expendable Tools	4,280	4,672
Total income / (loss) from operations	9,726	(2,208)

Other income (expense):
Interest income	262	279
Interest expense	(303)	(119)

Income / (loss) from operations before income taxes	9,685	(2,048)
Provision for income taxes	1,843	(91)
Net income / (loss)	$7,842	$(1,957)

Net income / (loss) per share:
Basic	$0.10	$(0.03)
Diluted	$0.10	$(0.03)

Weighted average shares outstanding:
Basic	76,888	75,912
Diluted	77,432	75,912

	Three months ended
Supplemental financial data:	December 27, 2014	December 28, 2013
Depreciation and amortization	$3,556	$2,992
Capital expenditures	2,253	5,429
Equity-based compensation expense:
Cost of sales	128	105
Selling, general and administrative	2,499	2,616
Research and development	808	675
Total equity-based compensation expense	$3,435	$3,396

	As of
	December 27, 2014	December 28, 2013
Backlog of orders [1]	$60,545	$46,000
Number of employees	2,327	2,173

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 27, 2014	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$622,590	$587,981
Short-term investments	10,787	9,105
Accounts and notes receivable, net of allowance for doubtful accounts of $0 and $143 respectively	121,854	171,530
Inventories, net	51,930	49,694
Prepaid expenses and other current assets	11,143	15,090
Deferred income taxes	4,245	4,291
TOTAL CURRENT ASSETS	822,549	837,691

Property, plant and equipment, net	52,793	52,755
Goodwill	41,546	41,546
Intangible assets	4,562	5,891
Other assets	6,392	6,565
TOTAL ASSETS	$927,842	$944,448

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$27,425	$35,132
Accrued expenses and other current liabilities	32,544	43,731
Income taxes payable	2,682	2,488
TOTAL CURRENT LIABILITIES	62,651	81,351

Financing obligation	18,261	19,102
Deferred income taxes	45,261	44,963
Other liabilities	9,666	9,790
TOTAL LIABILITIES	135,839	155,206

SHAREHOLDERS' EQUITY
Common stock, no par value	482,744	479,116
Treasury stock, at cost	(54,622)	(46,984)
Accumulated income	362,708	354,866
Accumulated other comprehensive income	1,173	2,244
TOTAL SHAREHOLDERS' EQUITY	792,003	789,242

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$927,842	$944,448

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 27, 2014	December 28, 2013
Net cash provided by operating activities	$46,442	$37,249
Net cash used in investing activities, continuing operations	(4,176)	(8,729)
Net cash (used in) / provided by financing activities, continuing operations	(7,621)	258
Effect of exchange rate changes on cash and cash equivalents	(36)	32
Changes in cash and cash equivalents	34,609	28,810
Cash and cash equivalents, beginning of period	587,981	521,788
Cash and cash equivalents, end of period	$622,590	$550,598